EXHIBIT 99.1

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244

Certified Public Accountants	1715 Highway 35
& Management Consultants	Middletown, NJ 07748

February 28, 2013

Mr. Seong Sam Cho
Pollex, Inc.
2005 De La Cruz Blvd., Suite 235
Santa Clara, CA 95050

Dear Mr. Cho,

As a result of Meyler & Company, LLC (“Meyler”) combining its practice with Cowan, Gunteski, & Company, P.A., (“Cowan”), the clients of  Meyler became clients of Cowan. As a result of the combination, the client-auditor relationship between Pollex, Inc. (Commission File Number 000-49933) and Meyler, independent registered public accounting firm, has ceased effective February 28, 2013.

Sincerely,

/s/Meyler & Company, LLC

cc: PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561